FOR RELEASE
BroadVision Contact:
Andrew Hub
Investor Relations
650-331-1000
ir1@broadvision.com

BroadVision Announces Second Quarter 2011 Results

REDWOOD CITY, CA — July 27, 2011 — BroadVision, Inc. (NASDAQ: BVSN), a leader in cloud-based social business solutions, today reported financial results for its second quarter ended June 30, 2011. Revenues for the second quarter were $4.0 million, compared with revenues of $5.1 million for the first quarter ended March 31, 2011 and $5.7 million for the comparable quarter of 2010.

License revenue for the second quarter of 2011 was $1.1 million, compared with $1.5 million for the prior quarter and $1.7 million for the comparable quarter of 2010. The majority of the second quarter license and subscription revenue was generated from the company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, and Clearvale™ solutions. Revenue during the quarter was generated from sales to both new and existing customers such as Aeroxchange, Centro Nazionale Trapianti (Italian Ministry of Health), Gemeente Tilburg, HumanConcepts, InTouch, Oreck Corporation, Sparta Consulting, Synaptics, Texas Parks and Wildlife, UK Athletics, and several other brand-name global customers.

In the second quarter of 2011, BroadVision posted net loss on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis of $1.5 million, or $0.34 per basic and diluted share, as compared with GAAP net loss of $0.4 million, or $0.09 per basic and diluted share, for the first quarter of 2011 and GAAP net loss of $2.4 million, or $0.53 per basic and diluted share, for the comparable quarter of 2010.

Non-GAAP measure net loss for the second quarter of 2011 was $1.1 million, or $0.25 per basic and diluted share, compared with non-GAAP measure net loss of $0.02 million or $0.004 per basic and diluted share, in the first quarter of 2011 and non-GAAP measure net loss of $2.0 million, or $0.45 per basic and diluted share, for the comparable quarter of 2010. These non-GAAP measure results exclude restructuring charges and stock compensation expense. A reconciliation of GAAP measure net loss figures to non-GAAP net loss figures is included in a table on the attached condensed unaudited financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of June 30, 2011 the Company had $59.1 million of cash and cash equivalents and short-term investments, compared to a combined balance of $60.8 million as of December 31, 2010 and $60.9 million as of March 31, 2011.

"We continue to make steady progress for the BroadVision Clearvale social business solutions suite," said Dr. Pehong Chen, President and CEO, BroadVision. "In the second quarter, we saw stable monthly usage growth across all networks, as more customers have deployed successfully, resulting in increasing adoption. With Clearvale PaasPort, our go-to market solution and program for telecom and other service providers to gain the fastest path to establishing their own social business ecosystems in the cloud, we added key new partners across the world and signed several new customers through existing PaasPort partners, whose collective pipeline has also grown significantly. Even though this channels-oriented business model takes time to develop, it is much more scalable when it reaches full maturity. As social business and cloud computing reach the mainstream, we believe Clearvale is very well positioned to dramatically change how people and businesses collaborate and in doing so transform the entire industry."

Conference Call Information

BroadVision management will host a conference call today, Wednesday, July 27th, 2011, at 2:00PM Pacific Daylight Time (PDT). The conference call may be accessed by dialing: 1-866-551-3680, with pin code 6924282#. Callers outside North America should call +1-212-401-6760 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company’s website.

About BroadVision

Driving innovation since 1993, BroadVision is an innovative provider of online commerce and business social networking solutions. Visit www.clearvale.com to find more information or join a Clearvale network. For complete information about BroadVision, please visit http://www.broadvision.com.

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BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including statements about the scalability of BroadVision’s business model for Clearvale and Clearvale’s impact on users and the industry, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Jun. 30,	Dec. 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$59,084	$60,823
Other current assets	5,344	5,746
Total current assets	64,428	66,569
Other non-current assets	333	1,583
Total assets	$64,761	$68,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$10,269	$11,669
Other non-current liabilities	1,440	2,126
Total liabilities	11,709	13,795
Total stockholders’ equity	53,052	54,357
Total liabilities and stockholders’ equity	$64,761	$68,152

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	Jun. 30		Jun. 30
	2011	2010	2011	2010

Revenues:
Software licenses	$1,097	$1,676	$2,550	$3,563
Services	2,895	3,992	6,562	7,982
Total revenues	3,992	5,668	9,112	11,545

Cost of revenues:
Cost of software licenses	3	6	9	12
Cost of services	1,515	1,629	3,252	3,218
Total cost of revenues	1,518	1,635	3,261	3,230

Gross profit	2,474	4,033	5,851	8,315

Operating expenses:
Research and development	1,658	1,900	3,523	4,041
Sales and marketing	1,491	1,854	3,105	3,506
General and administrative	959	1,164	2,097	2,532
Restructuring charge	338	120	439	646
Total operating expenses	4,446	5,038	9,164	10,725

Operating loss	(1,972)	(1,005)	(3,313)	(2,410)

Other income (expense), net	463	(1,282)	1,453	(2,131)

Loss before provision for income taxes	(1,509)	(2,287)	(1,860)	(4,541)

Provision for income taxes	(33)	(90)	(75)	(105)

Net loss	$(1,542)	$(2,377)	$(1,935)	$(4,646)

Basic loss per share	$(0.34)	$(0.53)	$(0.43)	$(1.04)
Diluted loss per share	$(0.34)	$(0.53)	$(0.43)	$(1.04)

Shares used in computing:
Weighted average shares-basic	4,498	4,456	4,492	4,449
Weighted average shares-diluted	4,498	4,456	4,492	4,449

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET LOSS
(unaudited; in thousands)
	Three Months Ended			Six Months Ended
	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
	2011	2011	2010	2011	2010

Net loss, U.S. GAAP	$(1,542)	$(393)	$(2,377)	$(1,935)	$(4,646)
Non-GAAP measure adjustments:
Restructuring charge	338	101	120	439	646
Stock compensation expense [1]	78	272	250	350	538
Non-GAAP measure net loss	$(1,126)	$(20)	$(2,007)	$(1,146)	$(3,462)

[1] Included as a component of cost of service and operating expense for each period presented.